UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified in Its Charter)

Richard M. Osborne,

Darryl L. Knight,

Terence S. Profughi,

Joseph M. Gorman,

Martin W. Hathy, and

Lauren Tristano

The Committee to Re-Energize Gas Natural

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

June 1, 2016

THE COMMITTEE TO RE-ENERGIZE GAS NATURAL

ANNOUNCES PROXY CONTEST

TO REPLACE THE BOARD OF GAS NATURAL INC.

Mentor, Ohio, June 1, 2016 – The Committee to Re-Energize Gas Natural confirmed today that it has formally notified Gas Natural Inc. of its intention to seek the election of six directors to replace the current Board of Directors at Gas Natural. The Committee, which was formed by Richard M. Osborne, Sr., the former Chairman and CEO of Gas Natural, also announced today that it has filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) in connection with the Gas Natural’s Annual Meeting of Shareholders.

The Committee also issued the following statement:

In the two short years since Mr. Osborne’s departure from the Gas Natural board in 2014, numerous events illustrate the Company’s declining financial condition, the Board’s questionable corporate governance practices, and highlight the Committee’s concerns with management of the Company:

•	Gas Natural’s common stock price fell from an all-time high (dividend and split adjusted) of about $12.00 per share in the summer of 2014 to a closing price of $6.90 per share on May 24, 2016, the last trading day before the Committee filed its preliminary proxy statement;

•	Gas Natural has cut its dividend payment by almost 45%;

•	Gas Natural is borrowing money from its largest shareholder at above market rates;

•	Gas Natural has entered into employment agreements with each of its executive officers, and executive compensation has soared since 2014; and

•	The Board adopted an amendment to the Company’s Code of Regulations to make it harder for shareholders to act.

Please refer to the Committee’s preliminary proxy statement for a more complete discussion of the Committee’s concerns. Shareholders are urged to hold management and the current board responsible for the Company’s underperformance at the upcoming annual meeting.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The “Participants” making this solicitation, and the members of the Committee, are its six nominees to Gas Natural’s Board of Directors: Richard M. Osborne, Darryl L. Knight, Terence S. Profughi, Joseph M. Gorman, Martin W. Hathy, and Lauren Tristano.

The Participants have filed with the SEC a preliminary proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2016 Annual Meeting of Shareholders of Gas Natural, Inc. The preliminary proxy statement includes a description of the Participant’s interests in the solicitation, including their security holdings in Gas Natural.

The Committee strongly advises all shareholders of Gas Natural to read the definitive proxy statement when it is available because it will contain important information, including information relating to the Participants in the proxy solicitation. The proxy statement and any other relevant documents will be available at no charge on the SEC’s web site at http://www.sec.gov. In addition, shareholders may also obtain a copy of the proxy statement, when filed, without charge, by contacting the Committee’s proxy solicitor, Georgeson LLC, at its toll-free number (888) 219-8320 or at ReEnergizeEgas@Georgeson.com.